Exhibit 99.2

STATEMENT PURSUANT TO 18 U.S.C. §1350

        Pursuant to 18 U.S.C.§1350, the undersigned certifies that this Quarterly Report on Form 10-Q for the period ended September 30, 2002, as amended by Amendment No. 1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Millennium Pharmaceuticals, Inc.

Dated: November 22, 2002	/s/ KEVIN P. STARR

Kevin P. Starr
Chief Operating Officer and Chief Financial Officer
(Principal financial officer)